SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 Form 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 15, 2000


                            LACLEDE GAS COMPANY
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           (Exact name of registrant as specified in its charter)


         Missouri                      1-1822                43-0368139
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 (State or other jurisdiction       (Commission           (IRS Employer
       of incorporation)             File Number)        Identification No.)


 720 Olive Street    St. Louis, Missouri                       63101
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (314) 342-0500
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                                    NONE
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        (Former name or former address, if changed since last report)












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Item 5.     Other Events.

     In the past Laclede Gas Company operated various manufactured gas plants which produced certain by-products and residuals. With regard to the Company's former manufactured gas plant site located in Shrewsbury, Missouri, the Company and the state and federal environmental regulatory agencies previously agreed upon the actions needed at this site. As of June 30, 2000, the Company estimated the overall costs of those actions to be $1,417,000, of which $733,000 has been paid and $644,000 has been reserved. For additional information see Note 7 to the Company's Form 10-Q for the quarter ended June 30, 2000 and Item 1, Business, Other Pertinent Matters,
Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, Environmental Matters, and Item 8, Financial Statements and Supplementary Data, Note 12 - Commitments and Contingencies. In the course of site grading called for by the Company's agreement with the regulatory agencies, some site materials were released into an adjacent stream. The Company and its third party contractors employed prompt containment actions, sampled the materials and notified the appropriate agencies. The Company received a report dated September 15, 2000 of the results of the laboratory analysis on the material released into the stream, and the results indicate that the samples contained concentrations of manufactured gas waste. The matter awaits review with the regulatory agencies to determine what, if any, additional actions will be required.
The Company will incur additional costs if such actions are required, but the amount and materiality of those costs is unknown at this time.



                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LACLEDE GAS COMPANY
                                            (Registrant)



                                         By: /s/ Gerald T. McNeive, Jr.
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                                             Gerald T. McNeive, Jr.
                                             Senior Vice President-Finance
                                             and General Counsel


September 20, 2000
     (Date)